Exhibti 99.1

SCIO Diamond Technology Corp., Reports 49% Increase in Diamond Production Year-Over-Year for Fiscal 2014

GREENVILLE, SC, April 29, 2014 /CNW/ — Scio Diamond Technology Corporation (OTCQB: SCIO) (hereinafter “Scio” or the “Company”) is pleased to report a 49% increase in diamond production for fiscal year ended March 31, 2014.  Scio manufactured over 23,000 rough carats in the Company’s Greenville, SC facility.  This is a 49% increase over the previous fiscal years production, which commenced in Greenville in 2012.

Additionally, the Company observes the reliability of production runs has become more consistent with regard to production duration, a key-manufacturing metric.  Production runs are now nearing Scio’s internal targets for duration and product reliability. During 2014, Scio began replacing older equipment with new reactors and upgrading production software to ensure consistent growth patterns.  As production reliability and product quality has improved, Scio’s product revenue yield increased and customer base expanded.

Scio continues to upgrade production platforms to meet increased demand.  On April 14, 2014, Scio announced a significant technological breakthrough in its new 4” Diamond Growth Technology.   The 4” Diamond Growth Technology produces Type IIa, Single Crystal CVD Diamond and will increase the production platform for SCIOs’ entire product line by 100%, when all reactors are converted to the 4” technology.

Scio CEO Mike McMahon, stated, “While I’m pleased with our progress, there is still room for improvement and we aim to say focused.  We have adapted a company ethos of continuous improvement to all of our manufacturing processes.

In related Company news, the Scio Board of Directors has set a tentative schedule for a shareholders’ meeting during the Company’s fiscal 3rd quarter.  Scio intends to make a full financial report for its fiscal year ended March 31, 2013 in the Company’s Form 10-K Annual Report file with the U.S. Securities and Exchange Commission no later than June 30, 2014.

About Scio

Scio employs a patent-protected chemical vapor deposition process to produce high-quality, single-crystal diamonds in a controlled laboratory setting.  These are known as “lab-grown” diamonds. Lab-grown diamonds have chemical, physical and optical properties identical to “earth-mined” diamonds. The Company’s manufacturing process produces high-quality, high-purity, single-crystal colorless, near colorless and fancy colored diamonds.

Scio’s technology offers the flexibility to produce lab-grown diamonds in size, color and quality combinations that are rare in earth-mined diamonds.  Additionally, Scio is capable of producing diamonds that have the structural, optical and electronic characteristics for industrial, medical and semiconductor applications.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Scio to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “would,” “forecast,” “potential,” “continue,” “contemplate,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SOURCE: Scio Diamond Technology Corporation

For further information: Mike McMahon at info@sciodiamonds.com